[Mary Ellen Stanek Letterhead]

November 20, 2002

Contact’s Name

Client’s Company

Address

City, State, Zip

Re: Baird Core Bond Fund

Dear ____________:

Enclosed is a copy of the proxy materials sent to your custodian regarding the change in the investment objective / benchmark proposed for the Baird Core Bond Fund that we have previously discussed with you.

You may direct the trustee to vote your shares in the manner you prescribe.  I have enclosed a sample letter directing the custodian to vote your shares in favor of the change.  We would appreciate it if you would send an executed copy of the attached letter on your company letterhead to:

Contact Name

Bank Name

Street Address

City, State, Zip

Thank you for your help in expediting the voting procedure.  Please call if you have any immediate questions or need additional information.

Sincerely,

Mary Ellen Stanek, CFA

Contact Officer Name

Bank / Trust Name

Street Address

City, State, Zip

Re:  Baird Core Bond Fund Proxy

Dear______________:

Please consider this your authorization and direction to vote all of the shares of the Baird Core Bond Fund held in our account FOR the proposal to approve an amendment to the Fund’s investment objective.

Please call me if you have any questions.

Sincerely,

Client Name